[Letterhead of David T. Thomson P.C.]


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     I hereby consent to the incorporation by reference of my report, which includes an explanatory paragraph which discusses the Company's ability to continue as a going concern, dated March 21, 2001, relating to the December 31, 2000 financial statements of Pacific International Holding, Inc., appearing in the Annual Report on Form 10-KSB of Pacific International Holding, Inc. for the year ended December 31, 2000, in the Company's Registration Statement on Form S-8.


/s/ David T. Thomson P.C.


Salt Lake City, Utah
June 28, 2001